CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

	2003	2003	2003	2002	2002
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Earnings (Reported Basis)
Net Interest Income	$703.9	$682.3	$734.8	$731.0	$722.4
Non-Interest Income	1,363.2	1,310.6	1,304.6	1,320.3	1,520.2

Total Revenue(1)	2,067.1	1,992.9	2,039.4	2,051.4	2,242.6
Provision for Loan Losses	364.1	387.1	375.9	543.8	674.1
Marketing Expenses	316.0	270.6	241.7	210.8	185.8
Operating Expenses	924.6	880.0	931.2	910.2	965.2 (2)

Income Before Taxes and Accounting Change	462.4	455.2	490.6	386.6	417.5
Tax Rate	37.0%	37.0%	37.0%	38.0%	38.0%
Cumulative Effect of Accounting Change, net of tax(3)	15.0	—	—	—	—
Net Income	$276.3	$286.8	$309.1	$239.7	$258.8

Common Share Statistics
Basic EPS	$1.23	$1.28	$1.39	$1.08	$1.17
Diluted EPS	$1.17	$1.23	$1.35	$1.05	$1.13
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$24.53	$23.37	$21.78	$20.44	$19.55
Stock Price Per Share (period end)	$57.04	$49.18	$30.01	$29.72	$34.92
Total Market Capitalization (period end)	$13,073.6	$11,170.0	$6,791.8	$6,722.5	$7,744.2
Shares Outstanding (period end)	229.2	227.1	226.3	226.2	221.8
Shares Used to Compute Basic EPS	224.6	223.7	223.0	221.8	220.6
Shares Used to Compute Diluted EPS	236.3	232.6	228.4	228.2	228.4

Reported Balance Sheet Statistics (period avg.)
Average Loans	$28,949	$27,101	$27,316	$27,260	$26,058
Average Earning Assets	$38,133	$36,298	$34,144	$34,075	$32,449
Average Assets	$41,704	$39,678	$38,318	$37,208	$35,470
Average Equity	$5,424	$5,148	$4,823	$4,568	$4,418
Net Interest Margin	7.38%	7.52%	8.61%	8.58%	8.91%
Revenue Margin	21.68%	21.96%	23.89%	24.08%	27.64%
Risk Adjusted Margin(4)	17.66%	17.16%	18.49%	19.18%	23.90%
Return on Average Assets (ROA)	2.65%	2.89%	3.23%	2.58%	2.92%
Return on Average Equity (ROE)	20.38%	22.28%	25.64%	20.99%	23.44%
Net Charge-Off Rate	5.30%	6.43%	6.76%	6.13%	4.66%
Net Charge-Offs	$383.2	$435.6	$461.5	$417.7	$303.9

Reported Balance Sheet Statistics (period end)
Loans	$30,618	$26,849	$27,634	$27,344	$27,598
Delinquency Rate (30+ days)	5.03%	5.61%	5.39%	6.12%	5.71%
Total Assets	$43,446	$40,367	$37,911	$37,382	$36,910
Allowance as a % of reported loans	5.13%	5.92%	5.92%	6.29%	5.78%
Capital(5)	$6,449.8	$6,130.4	$5,749.0	$5,440.4	$5,149.6
Capital to Assets Ratio	14.85%	15.19%	15.16%	14.55%	13.95%
Capital plus Allowance to Assets Ratio	18.46%	19.24%	19.48%	19.15%	18.27%

(1)  In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2003 — $481.0 million, Q2 2003 — $497.3 million, Q1 2003 — $519.7 million, Q4 2002 — $675.7 million and Q3 2002 — $489.6 million.

(2)  Includes $110.0 million of one-time charges in Q3 2002.

(3)  Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(4)  Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

(5)  Includes preferred interests and mandatory convertible securities.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT REPORTED BASIS

	2003	2003	2003	2002	2002
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Revenue & Expense Statistics (Reported)
Net interest income growth (annualized)	13%	(29)%	2%	5%	42%
Non interest income growth (annualized)	16%	2%	(5)%	(53)%	39%
Revenue growth (annualized)	15%	(9)%	(2)%	(34)%	40%
Loan revenue margin(1)	28.51%	29.46%	29.73%	29.95%	34.18%
Loan risk adjusted margin(2)	23.22%	23.03%	22.97%	23.82%	29.52%
Operating expense as a % of revenues	44.73%	44.16%	45.66%	44.37%	43.04%
Operating expense as a % of average loans (annualized)	12.78%	12.99%	13.64%	13.36%	14.82%

Per Account Statistics (Reported)
Net interest income per account (annualized)	$61.08	$59.19	$62.68	$61.22	$59.72
Non interest income per account (annualized)	$118.29	$113.71	$111.28	$110.57	$125.67
Revenue per account (annualized)	$179.38	$172.90	$173.95	$171.78	$185.39

Growth Statistics (Reported)
Consumer loan growth	$3,769	$(785)	$290	$(254)	$3,102
% loan growth Q over Q (annualized)	56%	(11)%	4%	(4)%	51%
% loan growth Y over Y	11%	10%	15%	31%	58%

(1)  Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.

(2)  Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

	2003	2003	2003	2002	2002
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Earnings (Managed Basis)
Net Interest Income	$1,500.8	$1,457.5	$1,508.0	$1,442.2	$1,435.3
Non-Interest Income	1,049.2	1,046.0	1,027.9	1,086.9	1,189.1

Total Revenue(2)	2,550.0	2,503.5	2,535.9	2,529.1	2,624.4
Provision for Loan Losses	847.0	897.7	872.3	1,021.5	1,055.9
Marketing Expenses	316.0	270.6	241.7	210.8	185.8
Operating Expenses	924.6	880.0	931.2	910.2	965.2 (3)

Income Before Taxes and Accounting Change	462.4	455.2	490.6	386.6	417.5
Tax Rate	37.0%	37.0%	37.0%	38.0%	38.0%
Cumulative Effect of Accounting Change, net of tax(4)	15.0	—	—	—	—
Net Income	$276.3	$286.8	$309.1	$239.7	$258.8

Managed Balance Sheet Statistics (period avg.)
Average Loans	$63,691	$59,916	$59,250	$57,669	$55,350
Average Earning Assets	$71,022	$67,451	$64,602	$62,789	$60,016
Average Assets	$75,831	$71,913	$69,670	$67,037	$64,193
Net Interest Margin	8.45%	8.64%	9.34%	9.19%	9.57%
Revenue Margin	14.36%	14.85%	15.70%	16.11%	17.49%
Risk Adjusted Margin(5)	9.48%	9.23%	9.77%	10.41%	12.92%
Return on Average Assets (ROA)	1.46%	1.60%	1.77%	1.43%	1.61%
Net Charge-Off Rate	5.44%	6.32%	6.47%	6.21%	4.96%
Net Charge-Offs	$866.1	$946.3	$957.9	$895.5	$685.7
Cost Per Account (in dollars)	$80.23	$76.35	$79.43	$76.22	$79.79

Managed Balance Sheet Statistics (period end)
Loans	$67,260	$60,736	$59,214	$59,747	$56,883
Delinquency Rate (30+ days)	4.65%	4.95%	4.97%	5.60%	5.31%
Number of Accounts (000’s)	46,406	45,785	46,423	47,369	48,163
Total Assets	$79,465	$73,636	$68,927	$69,205	$65,614
Capital to Assets Ratio	8.12%	8.33%	8.34%	7.86%	7.85%
Capital plus Allowance to Assets Ratio	10.09%	10.48%	10.71%	10.35%	10.28%

(1)  The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)  In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q3 2003 — $481.0 million, Q2 2003 — $497.3 million, Q1 2003 — $519.7 million, Q4 2002 — $675.7 million and Q3 2002 — $489.6 million.

(3)  Includes $110.0 million of one-time charges in Q3 2002.

(4)  Net charge from the adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities.

(5)  Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)
FINANCIAL & STATISTICAL SUPPLEMENT MANAGED BASIS(1)

	2003	2003	2003	2002	2002
(in millions, except per share data and as noted)	Q3	Q2	Q1	Q4	Q3

Revenue & Expense Statistics (Managed)
Net interest income growth (annualized)	12%	(13)%	18%	2%	65%
Non interest income growth (annualized)	1%	7%	(22)%	(34)%	15%
Revenue growth (annualized)	7%	(5)%	1%	(15)%	41%
Loan revenue margin(2)	16.15%	16.87%	17.20%	17.58%	19.01%
Loan risk adjusted margin(3)	10.71%	10.56%	10.73%	11.37%	14.06%
Operating expense as a % of revenues	36.26%	35.15%	36.72%	35.99%	36.78%
Operating expense as a % of average loans (annualized)	5.81%	5.87%	6.29%	6.31%	6.98%

Per Account Statistics (Managed)
Net interest income per account (annualized)	$130.23	$126.45	$128.62	$120.77	$118.65
Non interest income per account (annualized)	$91.05	$90.75	$87.68	$91.02	$98.30
Revenue per account (annualized)	$221.28	$217.21	$216.30	$211.79	$216.95
Net income per account (annualized)	$23.98	$24.88	$26.37	$20.07	$21.39

Growth Statistics (Managed)
Average accounts (000’s)	46,096	46,104	46,896	47,766	48,388
Net new accounts per quarter (000’s)	621	(638)	(946)	(794)	(449)
% account growth Q over Q (annualized)	5%	(5)%	(8)%	(7)%	(4)%
% account growth Y over Y	(4)%	(6)%	—%	8%	20%
Consumer loan growth	$6,524	$1,522	$(533)	$2,864	$3,675
% loan growth Q over Q (annualized)	43%	10%	(4)%	20%	28%
% loan growth Y over Y	18%	14%	22%	32%	48%

Balance Sheet Measures
% off-balance sheet securitizations	54%	55%	53%	53%	51%
% at introductory rate	11%	10%	9%	10%	11%

Segment Statistics
Consumer Lending:
Loans receivable	$52,545	$47,182	$45,963	$47,290	$45,021
Net income (loss)	$290.7	$289.8	$309.2	$183.1	$291.3
Net charge-off rate	5.74%	6.95%	7.12%	6.45%	5.16%
Delinquency rate	4.41%	4.83%	4.99%	5.54%	5.41%
Auto Finance:
Loans receivable	$8,008	$7,380	$7,742	$6,992	$6,496
Net income (loss)	$27.3	$44.0	$(6.5)	$8.8	$(3.4)
Net charge-off rate	5.10%	4.22%	4.91%	4.83%	3.97%
Delinquency rate	7.07%	6.97%	5.37%	7.15%	6.30%
International:
Loans receivable	$6,562	$6,061	$5,390	$5,331	$5,255
Net income (loss)	$21.5	$13.6	$18.1	$(6.2)	$(1.1)
Net charge-off rate	4.01%	4.48%	4.28%	3.92%	3.61%
Delinquency rate	4.08%	3.92%	4.22%	4.18%	3.78%

(1)  The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

(2)  Loan revenue margin is total loan revenue, loan interest income less interest expense plus non-interest income, as a percent of average loans outstanding for the period. Loan interest expense is calculated using the cost of funds rate applied to the average consumer loan balance.

(3)  Loan risk adjusted margin is total loan revenue, loan net interest income and non-interest income, less net charge-offs as a percentage of average loans outstanding for the period.

CAPITAL ONE FINANCIAL CORPORATION
Reconciliation to GAAP Financial Measures
For the Three Months Ended September 30, 2003
(dollars in thousands)(unaudited)

	Total Reported	Adjustments(1)	Total Managed(2)

Income Statement Measures
Net interest income	$703,921	$796,843	$1,500,764
Non-interest income	$1,363,208	$(313,997)	$1,049,211
Total revenue	$2,067,129	$482,846	$2,549,975
Provision for loan losses	$364,144	$482,846	$846,990

Balance Sheet Measures
Consumer loans	$30,617,843	$36,642,030	$67,259,873
Total assets	$43,446,337	$36,018,801	$79,465,138
Average consumer loans	$28,949,372	$34,741,889	$63,691,261
Average earning assets	$38,133,054	$32,889,060	$71,022,114
Average total assets	$41,704,153	$34,126,592	$75,830,745
Delinquencies	$1,539,761	$1,586,061	$3,125,822

(1) Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.

(2) The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, interest income, interchange, fees and recoveries generated from the securitized loan portfolio net of charge-offs in excess of the interest paid to investors of asset-backed securitizations are recognized as non-interest income on the “reported” income statement.

The Company’s “managed” consolidated financial statements add back the effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the non-interest income generated from the securitized portfolio and distributes the revenue to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets(1)
(in thousands)(unaudited)

	September 30	June 30	September 30
	2003	2003	2002

Assets:
Cash and due from banks	$250,514	$296,551	$316,010
Federal funds sold and resale agreements	889,106	2,320,658	304,782
Interest-bearing deposits at other banks	163,025	578,479	112,248

Cash and cash equivalents	1,302,645	3,195,688	733,040
Securities available for sale	5,408,671	5,418,817	4,290,441
Consumer loans	30,617,843	26,848,578	27,597,872
Less: Allowance for loan losses	(1,570,000)	(1,590,000)	(1,595,000)

Net loans	29,047,843	25,258,578	26,002,872
Accounts receivable from securitizations	5,204,170	4,092,961	3,090,842
Premises and equipment, net	898,997	760,376	789,726
Interest receivable	201,783	200,517	182,300
Other	1,382,228	1,439,714	1,820,749

Total assets	$43,446,337	$40,366,651	$36,909,970

Liabilities:
Interest-bearing deposits	$20,936,517	$19,821,881	$16,885,553
Senior notes	6,338,772	5,987,125	5,561,489
Other borrowings	7,519,770	6,237,419	6,638,560
Interest payable	231,365	230,836	214,220
Other	2,796,719	2,782,400	3,274,637

Total liabilities	37,823,143	35,059,661	32,574,459

Stockholders’ Equity:
Common stock	2,305	2,284	2,227
Paid-in capital, net	1,833,520	1,762,469	1,636,738
Retained earnings and cumulative other comprehensive income	3,836,535	3,591,403	2,731,498
Less: Treasury stock, at cost	(49,166)	(49,166)	(34,952)

Total stockholders’ equity	5,623,194	5,306,990	4,335,511

Total liabilities and stockholders’ equity	$43,446,337	$40,366,651	$36,909,970

(1)  Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued in April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income(1)
(in thousands, except per share data)(unaudited)

	Three Months Ended			Nine Months Ended

	September 30	June 30	September 30	September 30	September 30
	2003	2002	2002	2003	2002

Interest Income:
Consumer loans, including past-due fees	$989,318	$960,124	$1,003,988	$2,962,724	$2,779,280
Securities available for sale	49,440	47,895	45,965	140,266	134,124
Other	64,267	62,261	58,126	176,881	153,698

Total interest income	1,103,025	1,070,280	1,108,079	3,279,871	3,067,102

Interest Expense:
Deposits	224,078	220,640	215,470	654,026	596,745
Senior notes	114,989	106,151	110,464	325,237	314,055
Other borrowings	60,037	61,226	59,716	179,620	168,222

Total interest expense	399,104	388,017	385,650	1,158,883	1,079,022

Net interest income	703,921	682,263	722,429	2,120,988	1,988,080
Provision for loan losses	364,144	387,097	674,111	1,127,092	1,605,570

Net interest income after provision for loan losses	339,777	295,166	48,318	993,896	382,510

Non-Interest Income:
Servicing and securitizations	820,515	742,696	815,267	2,292,900	2,159,761
Service charges and other customer-related fees	405,063	402,970	535,732	1,249,259	1,462,350
Interchange	95,879	89,141	118,203	270,371	353,652
Other	41,751	75,815	50,976	165,903	170,751

Total non-interest income	1,363,208	1,310,622	1,520,178	3,978,433	4,146,514

Non-Interest Expense:
Salaries and associate benefits	387,653	373,257	417,189	1,158,359	1,177,287
Marketing	316,026	270,555	185,795	828,277	859,777
Communications and data processing	107,385	112,456	106,128	331,893	299,922
Supplies and equipment	88,753	87,680	88,639	260,245	261,990
Occupancy	47,205	42,755	86,942	133,534	158,598
Other	293,575	263,865	266,327	851,771	706,987

Total non-interest expense	1,240,597	1,150,568	1,151,020	3,564,079	3,464,561

Income before income taxes and cumulative effect of accounting change	462,388	455,220	417,476	1,408,250	1,064,463
Income taxes	171,084	168,431	158,641	521,053	404,496

Income before cumulative effect of accounting change	291,304	286,789	258,835	887,197	659,967
Cumulative effect of accounting change, net of taxes of $8,832	15,037	—	—	15,037	—

Net income	$276,267	$286,789	$258,835	$872,160	$659,967

Basic earnings per share before cumulative effect of accounting change	$1.30	$1.28	$1.17	$3.97	$3.00

Basic earnings per share after cumulative effect of accounting change	$1.23	$1.28	$1.17	$3.90	$3.00

Diluted earnings per share before cumulative effect of accounting change	$1.23	$1.23	$1.13	$3.82	$2.88

Diluted earnings per share after cumulative effect of accounting change	$1.17	$1.23	$1.13	$3.75	$2.88

Dividends paid per share	$0.03	$0.03	$0.03	$0.08	$0.08

(1)  Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates(1)
(dollars in thousands)(unaudited)

Reported	Quarter Ended 9/30/03			Quarter Ended 6/30/03			Quarter Ended 9/30/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$28,949,372	$989,318	13.67%	$27,101,042	$960,124	14.17%	$26,057,884	$1,003,988	15.41%
Securities available for sale	5,702,955	49,440	3.47	5,386,070	47,895	3.56	3,877,119	45,965	4.74
Other	3,480,727	64,267	7.39	3,810,810	62,261	6.54	2,514,445	58,126	9.25

Total earning assets	$38,133,054	$1,103,025	11.57%	$36,297,922	$1,070,280	11.79%	$32,449,448	$1,108,079	13.66%

Interest-bearing liabilities:
Deposits	$20,302,524	$224,078	4.41%	$19,178,154	$220,640	4.60%	$16,519,572	$215,470	5.22%
Senior notes	6,065,935	114,989	7.58	5,533,693	106,151	7.67	5,718,548	110,464	7.73
Other borrowings	6,891,889	60,037	3.48	6,682,797	61,226	3.66	5,631,470	59,716	4.24

Total interest-bearing liabilities	$33,260,348	$399,104	4.80%	$31,394,644	$388,017	4.94%	$27,869,590	$385,650	5.54%

Net interest spread			6.77%			6.85%			8.12%

Interest income to average earning asets			11.57%			11.79%			13.66%
Interest expense to average earning assets			4.19			4.27			4.75

Net interest margin			7.38%			7.52%			8.91%

(1)  Certain prior period amounts have been reclassified to conform to the current period presentation for the Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, that was issued April 2003.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 9/30/03			Quarter Ended 6/30/03			Quarter Ended 9/30/02

	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate

Earning assets:
Consumer loans	$63,691,261	$2,180,109	13.69%	$59,915,797	$2,110,859	14.09%	$55,350,137	$2,081,399	15.04%
Securities available for sale	5,702,955	49,440	3.47	5,386,070	47,895	3.56	3,877,119	45,965	4.74
Other	1,627,898	9,501	2.33	2,148,972	12,802	2.38	788,347	5,122	2.60

Total earning assets	$71,022,114	$2,239,050	12.61%	$67,450,839	$2,171,556	12.88%	$60,015,603	$2,132,486	14.21%

Interest-bearing liabilities:
Deposits	$20,302,524	$224,078	4.41%	$19,178,154	$220,640	4.60%	$16,519,572	$215,470	5.22%
Senior notes	6,065,935	114,989	7.58	5,533,693	106,151	7.67	5,718,548	110,464	7.73
Other borrowings	6,891,889	60,037	3.48	6,682,797	61,226	3.66	5,631,470	59,716	4.24
Securitization liability	34,156,144	339,182	3.97	32,249,105	326,022	4.04	28,740,188	311,562	4.34

Total interest-bearing liabilities	$67,416,492	$738,286	4.38%	$63,643,749	$714,039	4.49%	$56,609,778	$697,212	4.93%

Net interest spread			8.23%			8.39%			9.28%

Interest income to average earning assets			12.61%			12.88%			14.21%
Interest expense to average earning assets			4.16			4.24			4.64

Net interest margin			8.45%			8.64%			9.57%

(1) The information in this table reflects the adjustment to add back the effect of securitized loans.

News Release

        1680 Capital One Drive McLean, VA 22102-3491

October 22, 2003 FOR IMMEDIATE RELEASE:
Contacts:	Paul Paquin V.P., Investor Relations (703) 720-2456	Tatiana Stead Corporate Media (703) 720-2352

Capital One Reports Third Quarter 2003 Earnings per Share Increase
Over Third Quarter 2002

McLean, Va. (October 22, 2003) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the third quarter of 2003 were $276.3 million, or $1.17 per share (fully diluted), compared with earnings of $258.8 million, or $1.13 per share, for the comparable period of the prior year and $286.8 million, or $1.23 per share, in the previous quarter. Also, the company maintained its 2003 earnings guidance of at least $4.55 per share and announced that it expects managed loan growth of around 20 percent in 2003. The company expects to release its 2004 earnings guidance on October 29, 2003.

     During the third quarter of 2003, Capital One grew its managed loan portfolio by $6.5 billion to $67.3 billion. The managed charge-off rate declined to 5.44 percent in the third quarter of 2003, from 6.32 percent in the previous quarter. The managed delinquency rate (30+ days) declined to 4.65 percent from 4.95 percent at the end of the previous quarter.

     “Our loan growth was broadly based across products and geographies, and was largely fueled by growth in superprime assets,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We are also pleased by our continued strong credit performance.”

     The company continues to diversify its portfolio and shift its product mix upmarket. As a result, Capital One’s managed revenue margin declined to 14.36 percent in the third quarter of 2003 from 14.85 percent in the previous quarter. The managed risk-adjusted margin rose to 9.48 percent from 9.23 percent in the previous quarter due to lower charge-offs in the third quarter. As the company continues its asset diversification and its shift upmarket, management expects revenue margins and charge-offs to continue to trend generally downward, after a slight seasonal increase in charge-offs in the fourth quarter of 2003.

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Capital One Reports Third Quarter Earnings

     Marketing expenses for the third quarter of 2003 increased $45.4 million to $316.0 million from $270.6 million in the previous quarter. Marketing expenses were $185.8 million in the comparable quarter of the prior year. Other non-interest expenses (excluding marketing) for the third quarter of 2003 were $924.6 million versus $880.0 million for the second quarter and $965.2 million in the comparable period of the prior year. The company’s accounts increased by 621 thousand to 46.4 million at the end of the third quarter.

     In July 2003, the company adopted the provisions of FASB Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. The company has consolidated all Variable Interest Entities (VIEs) for which the company is the primary beneficiary, as defined by FIN 46. The VIEs relate to certain office building operating leases. This consolidation resulted in a $15.0 million ($23.9 million pre-tax) charge for a cumulative effect of a change in accounting principle.

     The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles. Please see the schedule entitled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

     The company cautioned that its current expectations in this release, in the presentation slides available on the company’s website (www.capitalone.com), and Form 8–K dated October 22, 2003, for 2003 earnings, charge-off rates, margins, and future loan growth are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: competition in the credit card industry; the actual account and balance growth achieved by the company; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; and general economic conditions affecting consumer income and spending, which may affect consumer bankruptcies, defaults and charge-offs. A discussion of these and other factors can be found in Capital One’s annual and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-Q for the quarter ended June 30, 2003.

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Capital One Reports Third Quarter Earnings

      Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products and Capital One Auto Finance, Inc., which offers auto loan products. Capital One’s subsidiaries collectively had 46.4 million managed accounts and $67.3 billion in managed loans outstanding as of September, 2003. Capital One, a Fortune 500 company, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Third quarter 2003 financial results, SEC Fillings, and third quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “About Capital One” to access the Investor Center to view and download the earnings press release, slides, and other financial information (http://www.capitalone/about/invest/financials). Additionally, a webcast of today’s 5:00pm (EDT) earnings conference call is accessible through the company’s home page.

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